UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2009

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 -- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Policy Regarding Recovery of Performance-Based Compensation

On February 4, 2009, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Elizabeth Arden, Inc. (the "Company"), adopted the following policy regarding the recovery of performance-based compensation, and the Board approved the amendment of the Company's Corporate Governance Guidelines and Principles to incorporate such policy:

In the event there is a material restatement of the Company's financial results filed with the Securities and Exchange Commission due to fraud or intentional misconduct, the Compensation Committee of the Board will review the performance-based compensation and incentives received by executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. To the extent permitted by applicable law, the Compensation Committee will seek, through the exercise of their business judgment, the recovery of any such compensation and incentives as the Compensation Committee determines are in excess of the performance-based compensation and incentives that would have been received by such officers based on the restated financial results. Executive officers will be determined by the Board.

The full text of the Company's Corporate Governance Guidelines and Principles, as amended by the Board effective February 4, 2009, is published on the Company's website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Guidelines & Principles."

Performance-Based Cash Bonus Program for Six Months Ending June 30, 2009

During its meeting held on February 4, 2009, the Compensation Committee reviewed the current status of the Company's Management Bonus Program for the fiscal year ending June 30, 2009 ("Fiscal 2009") in light of the significant slowdown in the global economy and its impact on the Company's financial results, as well as revised net sales and earnings guidance that was publicly announced on January 16, 2009.

As with many publicly-traded companies, the recent, unprecedented turmoil in the U.S. and global economies and credit markets has negatively impacted retailer and consumer confidence and demand for the Company's products, resulting in financial results for the six months ended December 31, 2008, that were below the Company's original financial plan for Fiscal 2009. The Compensation Committee determined that the Company's ability to achieve the earnings per diluted share performance targets set by the Compensation Committee for Fiscal 2009, which were established in August 2008 and prior to the full onset of the current economic and credit crisis, have been significantly, negatively impacted by the economic and credit crisis, effectively eliminating any possibility that 95% of the remaining incentive payments under the Company's Management Bonus Program for Fiscal 2009 could be attained.

Accordingly, in order to provide an appropriate and meaningful incentive that is tied to the Company's publicly-announced, principal priority for the balance of Fiscal 2009, achieving a significant reduction in inventory, on February 4, 2009, the Compensation Committee adopted a performance-based cash bonus plan for the six months ending June 30, 2009, that provides a modest cash bonus opportunity to certain Company officers, including each of its named executive officers (as such term is defined in Instruction 4 to Item 5.02 of Form 8-K (the "Named Executive Officers"), based on achieving a significant inventory reduction by the June 30, 2009 fiscal year end. The Compensation Committee believes that reducing inventory to generate additional operating cash flow is a key initiative for the Company and its management team during the balance of Fiscal 2009. The Company's inventory at June 30, 2008 and December 31, 2008, was approximately $409 million and $390 million, respectively, and the inventory targets below represent a significant reduction over the prior year level and will pose a substantial challenge given the current economic environment and the fact that June inventory balances typically reflect a build-up of inventory in anticipation of holiday season shipments. The maximum amount to be accrued under this plan for all eight of the Company's executive officers, including the Named Executive Officers, assuming achievement of the Goal Target specified below, will be approximately $400,000 and the specified bonus opportunities, are as follows:

Performance Targets and Bonus Opportunity Level

Performance Targets	Target Inventory Balance at June 30, 2009	Bonus Opportunity as a Percent of Annual Base Salary (1)

Goal Target Threshold Target Minimum Target	$350 million $360 million $370 million	12.1% 6.1% 3.0%

(1)      Interpolation will be used to determine bonus payouts for inventory levels at June 30, 2009 that are between the Threshold Target and the Goal Target, or between the Minimum Target and the Threshold Target.

The Company's current Named Executive Officers consist of E. Scott Beattie, Chairman, President and Chief Executive Officer, Stephen J. Smith, Executive Vice President and Chief Financial Officer, Ronald L. Rolleston, Executive Vice President -- Global Fragrance Marketing, and Joel B. Ronkin, Executive Vice President, General Manager -- North America Fragrances.

SECTION 8 -- OTHER EVENTS

Item 8.01	Other Events.

Adoption of Lead Independent Director Charter and Appointment of Lead Independent Director

On February 4, 2009, following the recommendation of the Nominating and Corporate Governance Committee of the Board (the "Governance Committee"), the Board adopted a lead independent director charter creating the position of Lead Independent Director (the "Lead Independent Director Charter"), and elected Mr. Fred Berens to serve in that role through November 2011, subject to Mr. Berens's reelection by shareholders to the Board each year. In addition, the Board approved payment of an annual retainer fee of $20,000 for the position of Lead Independent Director. The full text of the Company's Lead Independent Director Charter is published on the Company's website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance -- Lead Independent Director Charter."

Majority Voting for the Election of Directors to the Board

On February 4, 2009, the Board approved a resolution to submit an amendment to the Company's Articles of Incorporation to adopt a majority voting standard for the election of directors to the Board for shareholder approval at the next annual meeting of the Company's shareholders. Specifically, the amendment would provide that, in an uncontested election for directors, a director would need to receive a majority of the votes cast at the annual shareholders' meeting in order to be elected to the Board, and in a contested election, a director would need to receive a plurality of the votes cast at the annual shareholders' meeting in order to be elected to the Board. In addition, the Board resolved that if the shareholders approve an amendment to the Company's Articles of Incorporation to adopt the majority voting standard, as described above, the Company's Corporate Governance Guidelines and Principles will also be amended to implement a policy that any director who is not re-elected to the Board in an uncontested election by the requisite majority of votes cast at a shareholders' meeting submit a resignation to the Board. The Governance Committee would then recommend to the Board what actions should be taken with respect to such director, and the Board would disclose its decision in a filing with the Securities and Exchange Commission within 90 days of the date of certification of the election results.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: February 10, 2009	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer